UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 6, 2012

Coyote Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52512	20-5874196
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

5490 Longley Lane, Reno, Nevada	89511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 846-8398

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation.

On March 6, 2012, Coyote Resources, Inc., a Nevada corporation (the “Registrant”) borrowed $50,000 from an investor. The Registrant issued an unsecured promissory note to the investor in the amount of $50,000 (“Note”).  The Note is due on June 6, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 12%.  This brief description of the Note is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Note as attached in Exhibit 10.1 to this report.

The Note was issued in a transaction which the Registrant believes satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 9, 2012, Brittany Prager resigned as a director of the Registrant. Ms. Prager’s resignation was not as a result of any disagreement between Ms. Prager and the Registrant or the Registrant’s board of directors on any matter relating to the Registrant’s operations, policies or practices. Ms. Prager’s resignation is attached as Exhibit 17.1 to this report.

Item 9.01 Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit

10.1	Form of Promissory Note
17.1	Resignation of Brittany Prager as a director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Coyote Resources, Inc.

Date: March 12, 2012	By:	/s/ Earl Abbott
Earl Abbott President